                                                                   EXHIBIT 32.01

                           SECTION 1350 CERTIFICATIONS

In connection with this quarterly report of ML Futures Investments L.P. (the "Company") on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (this "Report"), I, Fabio P. Savoldelli, Managing Director and Chief Investment Officer-Alternative Strategies and Quantitative Advisers Divisions of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 14, 2005
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By /s/ FABIO P. SAVOLDELLI
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Fabio P. Savoldelli
Managing Director and Chief Investment Officer
-  Alternative Strategies Advisers Division
(Principal Executive Officer)